                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement No. 33-85736 on Form S-4 dated March 21, 1995, No. 33-60513 on Form S-8 dated July 23, 1995, No. 33-98246 on Form S-8 dated August 17, 1994, and
No. 33-80030 on Form S-3 dated June 20, 1994, of our report dated July 14, 1995, on the combined financial statements of Oakwood Kidney Center P.C. and Wyandotte Kidney Center P.C. for the year ended December 31, 1994 included in Form 8-K of Vivra, Incorporated, dated August 16, 1995 and filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

Orange County, California
August 11, 1995